EXHIBIT 4.1


                                 PTN MEDIA, INC.

                             1998 STOCK OPTION PLAN


     PURPOSE. The purpose of the PTN Media, Inc. 1998 Stock Option Plan (the "Plan") is to provide to key employees, officers and directors of PTN Media, Inc. ("the Corporation"), or any of its Subsidiaries, added incentive for high levels of performance and unusual efforts to increase the earnings and long-term growth of the Corporation. This is accomplished by providing for the granting of "Incentive Stock Options" and "Nonqualified Options" to qualified employees. In addition, the Plan also provides for the granting of "Nonqualified Options" to contract consultants and non-employee directors of the Corporation, as consideration for their services.

     1. CERTAIN DEFINITIONS. As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning:

          1.1 "Board of Directors" shall mean the Board of Directors of the Corporation.

          1.2 "Cause" For purposes hereof, "cause" shall mean any one or more of the following:

               1.2.1 material breach of any term of employment, consultation or engagement with the Corporation by the Optionee.

               1.2.2 continuing, repeated willful failure or refusal by the Optionee to substantially perform his responsibilities on behalf of the Corporation.

               1.2.3 an act or omission that is materially adverse to the business, goodwill or reputation of the Corporation.

               1.2.4 an act of dishonesty, breach of fiduciary duty or fraud.

               1.2.5 commission of a felony.

               1.2.6 an act of moral turpitude.

               1.2.7 a determination by a physician licensed in the State of New York that the Optionee is a chronic alcoholic or a narcotics addict (as such term is defined under the New York Mental Hygiene Law, as amended). The determination of the Board of Directors or the Option Committee with respect to whether a termination for Cause has occurred shall be final and conclusive.

          1.3 "Change of Control" shall mean a change in control of the Corporation, which shall be deemed to have occurred upon the passage of (i) ten
(10) days following a public announcement that a person or group of affiliated or associated persons have acquired, or obtained the right to acquire, beneficial ownership of fifteen (15%) percent or more of the outstanding Shares;
(ii) ten (10) days following the commencement of, or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of fifteen (15%) percent or more of such outstanding Shares; or (iii) ten (10) days after a person or group of affiliated or associated persons has (A) become the owner of at least 10% of the Shares or has filed a
Schedule 13D or 13G with the Securities and Exchange Commission and (B) whose ownership interest is deemed by the Board of Directors to cause a material adverse impact on the business or the prospects of the Corporation.

          1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

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          1.5 "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, subject to such other limitations and conditions imposed by Code Section 22(e)(3).

          1.6 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          1.7 "Fair Market Value Per Share" shall mean the fair market value per share of the Shares as determined by the Board of Directors or the Option Committee in good faith. The Board of Directors or the Option Committee is authorized to make its determination as to the Fair market value of the Shares on the following basis: (i) if the Shares are not traded on a securities exchange and are not quoted on the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), but are quoted on the Over The Counter Electronic Bulletin Board operated by NASDAQ, "Fair Market Value Per Share" shall be the mean between the average daily bid and average daily asked prices of the Shares on the Granting Date of an Option, as published on such bulletin board; (ii) if the Shares are not traded on a securities exchange and are quoted on NASDAQ, "Fair Market Value Per Share" shall be the closing transaction price of the Shares on the Granting Date of an Option, as reported on NASDAQ; (iii) if the Shares are admitted to trading on a securities exchange, "Fair Market Value Per Share" shall be the daily closing price of the Shares on the Granting Date of an Option, on such securities exchange; or (iv) if the Shares are traded only otherwise than as described in (i), (ii) or (iii) above, or if the Shares are not publicly traded, "Fair Market Value Per Share" shall be the value determined by the Board of Directors or Option Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts.

          1.8 "Granting Date" shall mean the date on which the Option is made effective by the Board of Directors or the Option Committee.

          1.9 "Incentive Stock Option" shall mean an Option intended to qualify for treatment as an incentive stock option under Code Sections 421 and 422, and designated as an Incentive Stock Option.

          1.10 "Nonqualified Option" shall mean an Option not qualifying as an Incentive Stock Option.

          1.11 "Option" shall mean a stock option granted under the Plan which may be either an Incentive Stock Option or a Nonqualified Option.

          1.12 "Option Agreement" shall mean the document setting forth the terms and conditions of each Option.

          1.13 "Option Committee" shall mean the committee selected and designated by the Board of Directors, consisting of not less than two (2) members of the Board of Directors all of whom are "outside directors" within the meaning of Code Section 162(m) and the applicable regulations and "non-employee directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act.

          1.14 "Optionee" shall mean the holder of an Option.

          1.15 "Retirement" shall have the meaning ascribed by the Board of Directors or the Option Committee.

          1.16 "Securities Act" shall mean the Securities Act of 1933, as amended.

          1.17 "Shares" shall mean the shares of common stock, $.001 par value per share of the Corporation.

          1.18 "Subsidiary" shall mean any corporation within the meaning of Code Section 424(f), or similar successor section.

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          1.19 "Ten Percent Shareholder" shall mean an individual who, at the time an Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, its parent or its Subsidiaries.

     2. ADMINISTRATION OF PLAN.
        ----------------------

          2.1 In General. This Plan shall be administered by the Board of Directors or the Option Committee. Any action of the Board of Directors or the Option Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Board of Directors or the Option Committee (to be documented by minutes), or (ii) the unanimous written consent of the members of the Board of Directors or the Option Committee. The Board of Directors or the Option Committee may meet in person, by telephone, or by any other means which it deems to be advisable and convenient.

          2.2 Authority. The Board of Directors or the Option Committee shall have the authority, subject to the express provisions of this Plan, to: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the purchase price of the Shares covered by each Option granted hereunder and the method of payment of such price, individuals to whom, and the time or times at which, any Option granted hereunder shall be granted and exercisable and the number of Shares covered by each Option granted hereunder; (iv) determine the terms and provisions of the respective Option Agreements (which need not be identical);
(v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and (vi) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Board of Directors or the Option Committee on matters referred to in this Section 3.2 shall be conclusive and binding on all parties howsoever concerned. With respect to Incentive Stock Options, the Board of Directors or the Option Committee shall administer the Plan in compliance with the provisions of Code Section 422 as the same may hereafter be amended from time to time. No member of the Board of Directors or the Option Committee shall be liable for any action, omission or determination in connection with the Plan unless attributable to such member's willful misconduct.

     3. ELIGIBILITY AND PARTICIPATION.
        -----------------------------

          3.1 In General. Only officers, key employees and directors who are also employees of the Corporation or any Subsidiary shall be eligible to receive grants of Incentive Stock Options. Officers, key employees, contract consultants and all directors of the Corporation or any Subsidiary shall be eligible to receive grants of Nonqualified Options. Within the foregoing limits, the Board of Directors of the Option Committee, from time to time, shall determine and designate persons to whom Options may be granted. All such designations shall be made in the absolute discretion of the Board of Directors or the Option Committee and shall not require the approval of the stockholders, except as expressly set forth herein. In determining (i) the number of Shares to be covered by each of the Options granted hereunder (ii) the purchase price for such Shares and the method of payment of the purchase price (subject to the other sections hereof), (iii) the individuals of the eligible class to whom Options shall be granted, (iv) the terms and provisions of the respective Option Agreements and (v) the times at which such Options shall be granted, the Board of Directors or the Option Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been granted an Option may be granted additional Options if the Board of Directors or the Option Committee shall so determine.

          3.2 Certain Limitations. The Board of Directors or the Option Committee may not grant an Optionee Incentive Stock Options to the extent that the aggregate Fair market value (determined at the Granting Dates) of the Shares subject to all Incentive Stock Options granted under the Plan (or granted under any other incentive stock option plans of the Corporation and its parent and Subsidiaries) which are exercisable for the first time by such Optionee during the same calendar year exceeds One Hundred Thousand Dollars ($100,000).

     4. AVAILABLE SHARES AND ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
        ---------------------------------------------------------------

          4.1 Shares. Subject to adjustment as provided in Section 4.2 below, the total number of Shares to be subject to Options, granted pursuant to this Plan shall not exceed five hundred thousand (500,000) Shares. Shares subject to the Plan may be either authorized but unissued Shares or Shares that were once issued and subsequently reacquired by the Corporation; the Board of Directors or the Option Committee shall be empowered to take any appropriate action required to make Shares available for Options granted under this Plan. If any Options are surrendered before exercise or lapse without exercise in full or for any other reason cease to be exercisable, the Shares reserved therefore shall again be available under the Plan.

          4.2 Adjustments. As used herein, the term "Share Adjustment" means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of a Share Adjustment, (i) appropriate and proportionate adjustments shall be made to the number and kind of securities and exercise price for the securities subject to the Options which may thereafter be granted under the Plan, (ii) appropriate and proportionate adjustments shall be made to the number and kind of and exercise price for the securities subject to the then outstanding Options, and (iii) appropriate amendments to the Option Agreements shall be executed by the Corporation and the Optionees if the Board of Directors or the Option Committee determines that such amendments are necessary or desirable to reflect such adjustments. If determined by the Board of Directors or the Option Committee to be appropriate, in the event of a Share Adjustment which involves the substitution of securities of a corporation other than the Corporation, the Board of Directors or the Option Committee shall make arrangements for the assumptions by such other corporation of any Options then or thereafter outstanding under the Plan. Notwithstanding the foregoing, such adjustment in outstanding Options, shall be made without change in the total exercise price applicable to the unexercised portion of the Options but with an appropriate adjustment to the number of securities, kind of securities and exercise price for each of the securities subject to the Options. The determination by the Board of Directors or the Option Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 4.2, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustment or arrangement.

     5. TERMS AND CONDITIONS OF OPTIONS.
        --------------------------------

          5.1 Intended Treatment as Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan are intended to be "incentive stock options" to which Code Sections 421 and 422 apply, and the Plan shall be construed and administered to implement that intent. If all or any part of an Incentive Stock Option shall not be an "incentive stock option" subject to Sections 421 or 422 of the Code, such Option shall nevertheless be valid and carried into effect.

          5.2 Amount and Payment of Exercise Price.
              ------------------------------------

               5.2.1 Exercise Price. The exercise price per Share for each Share which the Optionee is entitled to purchase under a Nonqualified Option shall be determined by the Board of Directors or the Option Committee. The exercise price per Share for each Share which the Optionee is entitled to purchase under an Incentive Stock Option shall be determined by the Board of Directors or the Option Committee but shall not be less than one hundred percent (100%) of the Fair Market Value Per Share on the Granting Date of the Incentive Stock Option; except that an Incentive Stock Option may not be granted to a Ten Percent Shareholder unless the exercise price is not less than one hundred ten percent (110%) of the Fair Market Value Per Share on the Granting Date of the Incentive Stock Option.

               5.2.2 Payment of Exercise Price. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board of Directors or the Option Committee and may consist of promissory notes, other Shares or such other consideration and method of payment for the Shares as may be permitted under applicable federal and state laws.

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          5.3 Exercise of Options.
              -------------------

               5.3.1 Period of Exercise. Each Option granted under the Plan shall be exercisable at such times and under such conditions as may be determined by the Board of Directors or the Option Committee at the Granting Date and as shall be permissible under the terms of the Plan; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from its Granting Date, and in the case of a Ten Percent Shareholder, such Incentive Stock Option shall not be exercisable later than five (5) years after its Granting Date.

               5.3.2 Minimum Exercise; No Fractional Shares. An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than one hundred (100) Shares and shall not include any fractional shares.

               5.3.3 Change of Control. Unless otherwise provided in any Option Agreement, all Options granted pursuant to any Option Agreement shall become exercisable with respect to all Shares subject thereto, upon a Change of Control.

               5.3.4 Effect of Termination of Employment or Other Relationship. The effect of termination of an Optionee's employment or other relationship with the Corporation on such Optionee's rights to acquire Shares shall be as follows:

               5.3.4.1 Termination for Other than Disability, Cause, Retirement, Death or Without Cause. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation for any reason other than for Disability, Cause, Retirement, death or termination without cause, such Optionee's Options shall expire not later than three (3) months thereafter. During such three (3) month period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him or her, but only to the extent such Options were exercisable on the date of termination of his or her employment or relationship and except as so exercised, such Options shall expire at the end of such three (3) month period unless such Options by their terms expire before such date. The decision as to whether a termination for a reason other than Disability, Cause, Retirement or death has occurred shall be made by the Board of Directors or the Option Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

               5.3.4.2 Termination for Disability or Death. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of Disability or death, such Optionee's Options shall become fully vested and exercisable and shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Optionee, or his or her executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, may exercise any Option granted to him or her, and except as so exercised, such Options shall expire at the end of such one (1) year period unless such Options by their terms expire before such date. The decision as to whether a termination by reason of Disability has occurred shall be made by the Board of Directors or the Option Committee, whose decision shall be final and conclusive.

               5.3.4.3 Retirement of an Optionee. If the Optionee ceases to be employed by, or ceases to have a relationship with the Corporation by reason of Retirement, such Optionee's Options shall become fully vested and exercisable and shall expire not later than three (3) months thereafter, in the case of an Incentive Stock Option and one (1) year thereafter in the case of a Nonqualified Option. During such period and prior to the expiration of the Options by their terms, such Options may be exercised by the Optionee, and except as so exercised, such Options shall expire at the end of such relevant period unless such Options by their terms expire before such date. The decision as to whether a termination by reason of Retirement has occurred shall be made by the Board of Directors or the Option Committee, whose decision shall be final and conclusive.

               5.3.4.4 Voluntary Termination of Employment or Termination for Cause. If an Optionee's employment by, or relationship with, the Corporation is terminated voluntarily or for Cause, such Optionee's Options shall expire immediately; provided, however, the Board of Directors or the Option Committee may, in its sole discretion, within thirty (30) days of such termination, waive

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the expiration of any Option by giving written notice of such waiver to the
Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise any such Options only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased to have a relationship with, the Corporation upon the date of such termination for a reason other than Disability, Cause, Retirement, death or termination without cause. The decision as to whether a termination by reason of voluntary termination or Cause has occurred shall be made by the Board of Directors or the Option Committee, whose decision shall be final and conclusive.

          5.4 Withholding of Taxes. As a condition to the exercise, in whole or in part, of any Options, the Board of Directors or the Option Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the Shares covered by the Options an amount equal to any Federal, state or local taxes that may be required to be withheld in connection with the exercise of such Options. Alternatively, the Corporation may issue or transfer the Shares pursuant to exercise of the Options net of the number of Shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the Shares shall be valued on the date the withholding obligation is incurred. In the event an Optionee makes a Code Section 83(b) election in connection with this Plan, the Optionee shall immediately notify the Corporation of such election. In the case of an Incentive Stock Option, an Optionee who disposes of Shares acquired pursuant to such Incentive Stock Option either (a) within two (2) years after the Granting Date of the Incentive Stock Option or
(b) within one (1) year after the issuance of such Shares to the Optionee, shall notify the Corporation of such disposition and the amount realized upon such disposition.

          5.5 No Rights to Continued Employment or Relationship. Nothing contained in the Plan or in any Option Agreement shall obligate the Corporation to employ or have another relationship with any Optionee for any period or interfere in any way with the right of the Corporation to reduce such Optionee's compensation or to terminate the employment of or relationship with any Optionee at any time.

          5.6 Time of Granting Options. The Granting Date shall be the day the Corporation executes the Option Agreement; provided, however, that if appropriate resolutions of the Board of Directors or the Option Committee indicate that an Option is to be granted as of and on some prior or future date, the Granting Date shall be such prior or future date.

          5.7 Privileges of Stock Ownership. No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to such Optionee. No Shares shall be purchased upon the exercise of any Option unless and until, in the opinion of the Corporation's counsel, any then applicable requirements of any laws or governmental or regulatory agencies having jurisdiction and of any exchanges upon which stock of the Corporation may be listed shall have been fully complied with.

          5.8 Securities Laws Compliance. The Corporation will diligently comply with all applicable securities laws before any Options are granted under the Plan and before any Shares are issued pursuant to Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Option Committee. The Board of Directors or the Option Committee in its discretion may cause the Options and Shares underlying the Options to be registered under the Securities Act by the filing of a Form S-8 Registration Statement covering the Options and Shares underlying such Options. The Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under Federal and state securities laws.

          5.9 Option Agreement.Each Incentive Stock Option and Nonqualified Option granted under this Plan shall be evidenced by the appropriate written Option Agreement executed by the Corporation and the Optionee containing each of the provisions and agreements specifically required to be contained therein pursuant to this Plan, and such other terms and conditions as are deemed desirable by the Board of Directors or the Option Committee and are not inconsistent with the purpose of the Plan as set forth in Section 1.

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     6. PLAN AMENDMENT AND TERMINATION.
        ------------------------------

          6.1 Authority of the Board of Directors or the Option Committee. The Board of Directors or the Option Committee may at any time discontinue granting Options, under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an Optionee, make such modification of the terms and conditions of such Option as it shall deem advisable. An amendment or modification made pursuant to the provisions of this Section 6.1 shall be deemed adopted as of the date of the action of the Board of Directors or the Option Committee effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof (i) within twelve (12) months before or after the effective date by stockholders of the Corporation holding not less than a majority vote of the voting power of the Corporation voting in person or by proxy at a duly held stockholders meeting when required to maintain or satisfy the requirements of Code Section 422 with respect to Incentive Stock Options, or Code Section 162(m) with respect to performance-based compensation, (ii) by any appropriate governmental agency if required, or (iii) by a securities exchange or automated quotation system if required. No Option may be granted during any suspension or after termination of the Plan.

          6.2 Ten (10) Year Maximum Term. Unless previously terminated by the Option Committee, this Plan shall terminate on March 2008. No Options shall be granted under the Plan thereafter.

          6.3 Effect on Outstanding Rights. Amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted.

     7. EFFECTIVE DATE OF PLAN. The Plan was originally adopted by the Board of Directors on March 1998 and was approved by the consent of a majority of the outstanding shares of capital stock of the Corporation on March 1998.

     8. MISCELLANEOUS PROVISIONS.
        ------------------------

          8.1 Nontransferability. All Options granted under the Plan shall be nontransferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by such Optionee.

          8.2 Limitation on Benefits. No Option may be exercised, to the extent such exercise will create an "excess parachute payment" as defined in Section 28OG of the Code.

          8.3 Exculpation and Indemnification. The Corporation shall indemnify and hold harmless the Board of Directors or the Option Committee, as the case may be, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

          8.4 Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Michigan and the Code.

          8.5 Compliance with Applicable Laws. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares upon the exercise of an Option shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which requisite authority shall not have been obtained.

          8.6 Non-Uniform Determinations. The Board of Directors' or the Option Committee's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the Option Agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.


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